[LETTERHEAD OF CRESCENDO INVESTOR RELATIONS]

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                          CRESCENDO COMMUNICATIONS, LLC
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Mr. Jacob Benarie, President & CEO
Orgenesis Inc. 70 Denya St.
Haifa, Israel

This letter confirms the following agreement between our respective companies:

1. Orgenesis Inc. ("Company") hereby retains Crescendo Communications, LLC ("Crescendo") effective March 15, 2012, for implementation of the Company's investor relations program.

2. The services to be performed by Crescendo on behalf of the Company will consist of the following ("Services"):

     a.   Providing  objective  counseling  on the  full  spectrum  of  investor
          relations  issues  including  best  practices,   material  disclosure,
          corporate governance and crisis communications
     b.   Reviewing collateral marketing materials including:
          i)   Corporate fact sheet
          ii)  Investor slide presentation
          iii) Investor relations section of the Company's website
     c.   Reviewing all financial press releases
     d. Assembling and maintaining investor target lists and distribution lists, handling all investor inquiries, and responding to requests for information/investor kits, electronically or in hard copy

3. The term of this Agreement shall commence on March 15, 2012 and end on March 1, 2013.

4. In consideration of the Services, the Company shall pay Crescendo an initial retainer of $1,500 to cover Services for the first month of the Agreement, which payment shall be due and made upon on signing of the Agreement. Due on May 1, 2012, and due on the first of each subsequent month thereafter, the Company
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Orgenesis Inc.
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shall pay Crescendo a $3,000  monthly  retainer fee. If the Company is more than thirty (30) days past due on any payment, Company shall be deemed in default of this agreement and Crescendo shall not be obligated to perform any of its Services under this agreement, in addition to retaining all of its rights and remedies under the law.

5. This agreement shall automatically renew for a twelve month period on March 1, 2013, and March 1 for each subsequent twelve month period thereafter ("Renewal Date"). The Company may terminate the Agreement at any time after September 1, 2012 by providing 30 days written notice. In the event Crescendo fails to perform its responsibilities outlined in the Agreement, the Company shall provide written Notice to Crescendo of such failure. If Crescendo fails to cure or does not provide evidence it is in compliance with this Agreement within 30 days of receiving such Notice, or if Crescendo or its agents, employees, directors or officers does any act which could result in criminal charges or could otherwise bring Crescendo into disrepute, as determined by the Company acting reasonably, then the Company shall have the right to terminate the Agreement immediately.

6.  The  Company  shall  be   responsible   for  all  reasonable  and  necessary
out-of-pocket expenses and disbursements made by Crescendo on its behalf, including but not limited to air travel, photocopying expenses, mail and express packages, third party vendors, and other reasonable expenses. Any expenses greater than $100 shall require prior approval by the Company. At the end of each month, Crescendo shall invoice the Company and each invoice shall itemize all Expenses and the Company shall reimburse Crescendo for them. Crescendo's invoices to the Company will be dated as of the 1st of each month and are due and payable within 30 days of the 1st of each month.

7. Crescendo acknowledges its responsibility to use reasonable efforts to preserve the confidentiality of any information disclosed by Company on a confidential basis to Crescendo, except for disclosures required by court order, subpoena or other judicial process. Crescendo acknowledges that it is an offence to trade in the securities of the Company while in possession of material information regarding the Company that has not been publicly disclosed by the Company. Crescendo agrees to comply with the terms of any insider trading policy adopted by the Company from time to time and agrees not inform any party of undisclosed material information regarding the Company. Crescendo is responsible for the actions of its directors, officers, employees and agents in this regard.
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8.  Company  understands  and  acknowledges  that  Crescendo  will rely upon the accuracy of all information ("Information") provided to it by Company. Company shall have full responsibility and liability to Crescendo for such Information and Company shall indemnify, defend and hold Crescendo harmless from and against any demands, claims, judgments and liabilities arising from or related thereto (collectively "Claims Against Crescendo"). Company shall reimburse Crescendo for amounts payable by Crescendo in settlement of or in payment of any Claims Against Crescendo resulting from Crescendo's use of wrongful Information and indemnify Crescendo for all costs and expenses incurred by Crescendo in connection therewith, including without limitation, attorney's fees and costs of
defending  Claims  Against  Crescendo.   As  well,  Crescendo  shall  have  full
responsibility and liability to Company for misusing or fabricating Information and Crescendo shall indemnify, defend and hold Company harmless from and against any demands, claims, judgments and liabilities arising from or related thereto (collectively "Claims Against Company"). Crescendo shall reimburse Company for amounts payable by Company in settlement of or in payment of any Claims Against Company resulting from Crescendo's wrongful use of Information and indemnify Company for all costs and expenses incurred by Company in connection therewith, including without limitation, attorney's fees and costs of defending Claims Against Company.

9. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter here of and all prior contemporaneous understandings; negotiations and agreements are merged herein.

10. The Agreement may not be altered, extended, or modified nor any of its provisions waived, except by a document in writing signed by the party against whom such alteration, modification, extension or waiver is sought to be enforced.

11. A waiver by either party of any breach, act or omission of the other party is not to be deemed a waiver of any subsequent similar breach, act or omission.

12. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns.
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Orgenesis Inc.
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13. This agreement  shall be governed by,  construed and enforced under the laws of the State of New York without reference to any choice of law doctrine. With respect to any and all controversies or claims arising out of or relating to this Agreement or any alleged breach hereof, the parties agree hereto to submit to the exclusive jurisdiction of the state courts of the State of New York.

If the foregoing correctly states our understandings, please execute the enclosed two copies of this Agreement in the spaces provided for your signature below and return one copy to the undersigned. We look forward to a long and mutually successful relationship with your company.

                                   Very truly yours,

                                   Crescendo Communications, LLC


                                   By: /s/ David K. Waldman
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                                       David K. Waldman, President

Agreed to and Approved
this 13th day of March 2012.

Orgenesis Inc.


By: /s/ Jacob Benarie
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    Mr. Jacob Benarie, CEO